UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2007

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California		92673
(Address of Principal Executive Office)		(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 19, 2007, Sunstone Hotel Investors, Inc. (“Sunstone” or the “Company”) and Gary Stougaard agreed that, effective Monday, April 23, 2007, Mr. Stougaard will transition from his current role as Executive Vice President and Chief Investment Officer to take on a new role as Special Advisor to the Chief Executive Officer. The Company and Mr. Stougaard anticipate that he will serve in this capacity for up to two months before he leaves to pursue other opportunities.

In addition, the Company has hired a new manager for its design and construction group, previously overseen by Mr. Stougaard. Sunstone expects to make a separate announcement regarding the new head of design and construction. Sunstone believes that all existing design and construction projects are currently proceeding substantially within the scheduling and budgeting parameters set by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: April 24, 2007	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse Chief Financial Officer